BY-LAW NO. 1 OF SIDUS SYSTEMS INC., FORMED BY THE AMALGAMATION OF SIDUS SYSTEMS INC., SIDUS HOLDINGS INC., RIVERPLEX HOLDINGS INC. AND RESHET HOLDINGS LIMITED ON NOVEMBER 26, 1993.

                                  BY-LAW NO. 1
                         a by-law relating generally to
                               the transaction of
                           the business and affairs of
                                SIDUS SYSTEMS INC.
                               (the "Corporation")


                  RESOLVED as a by-law of the Corporation that:


                                     PART 1
                                 INTERPRETATION

SECTION 1.01. Definitions. In this By-law and all other by-laws and resolutions of the Corporation, unless the context otherwise requires:

(a) the following terms shall have the meanings specified:

    (i) "Act" means the Business Corporations Act, 1982 (Ontario), or any statute that may be substituted therefor, including the regulations made thereunder, as amended from time to time;

    (ii) "Articles" means the letters patent of the Corporation as amended or restated from time to time;

    (iii)   "Board" means the board of directors of the Corporation;

    (iv) "Chairman of the Board" means the Director appointed by the Board from time to time to hold that office;

    (v)     "Corporation" means Sidus Systems Inc.;

    (vi)    "Director" means a member of the Board;

    (vii) "meeting of shareholders" means an annual meeting of shareholders or a special meeting of shareholders, or both, and includes a meeting of any class or series of any class of shareholders;

    (viii)  "Officer" means an officer of the Corporation;

(b) terms that are defined in the Act are used in this By-law with the same meaning; and

(c) words importing the singular number shall include the plural number and vice versa, and words importing the masculine gender shall include the feminine and neuter genders.

                                                                          Page 2
                                     PART 2
                             DIRECTORS AND OFFICERS

SECTION 2.01. Number of Directors. The minimum and maximum number of Directors of the Corporation shall be such as are from time to time set forth in the Articles. The number of Directors within such range shall be determined from time to time by special resolution or, subject to the provisions of the Act, by the Board if so empowered by special resolution.

SECTION 2.02. Election and Term. The Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting or until their respective successors are elected or appointed. At any annual meeting every retiring Director shall, if qualified, be eligible for re-election.

SECTION 2.03. Quorum. A majority of the number of Directors from time to time shall constitute a quorum for the transaction of business at any meeting of the Board. If it is necessary to determine the number of Directors constituting a quorum at a time when one or more vacancies exist on the Board, such a determination shall be made as if such vacancies did not exist.

SECTION 2.04. Calling of Meetings. A meeting of the Board may be held at any time upon call by the Board, the Chairman of the Board, the President or any other Officer so empowered by the Board.

SECTION 2.05. Place of Meetings. Each meeting of the Board shall be held at such place within or outside Ontario as may be determined by the person calling the meeting.

SECTION 2.06. Notice. Subject as hereinafter provided, notice of every meeting of the Board shall be given to each Director at least 48 hours prior to the meeting. Notwithstanding the foregoing:

         (a) no notice need be given of the first meeting of the Board subsequent to a meeting of shareholders at which Directors are elected if such Board meeting is held immediately following the meeting of shareholders; and

         (b) the Board may appoint a day or days in any month or months for regular meetings at a place and hour to be named.

A copy of any resolution by the Board fixing the time and place of regular meetings of the Board shall be sent to each Director forthwith after being passed, but no other notice shall be required for any such regular meeting. The accidental failure to give notice of a meeting of the Board to a Director or any error in such notice not affecting the substance thereof shall not invalidate any action taken at the meeting.

SECTION 2.07. Votes to Govern. Every question at a meeting of the Board shall be decided by a majority of the votes cast on the question. In the event of an equality of votes on any question at a meeting of the Board, the Chairman of the Board shall be entitled to a second or casting vote.

SECTION 2.08. Audit, Executive and Other Committees. Subject to the provisions of the Act, the Board may appoint annually from among its members an Audit Committee and one or more other committees of Directors, including a committee designated as an Executive Committee, and delegate to such committee or committees any of the powers of the Board except those powers which, under the Act, a committee of Directors has no authority to exercise.

Unless otherwise determined by the Board, each committee appointed by the Board shall have the power to fix the quorum for its meetings at not less than a majority of its members, to elect its presiding officer and to fix its rules of procedure.

SECTION 2.09. Appointment of Officers. The Board may from time to time appoint Officers, specify their duties and delegate to them such powers as the Board deems advisable and which are permitted by the Act to be so delegated. The Board may also from time to time appoint persons to serve the Corporation in such positions other than as Officers, with such titles and such powers and duties and for such terms of service, as the Board deems advisable. One person may hold or discharge the functions of more than one officer or other position.

SECTION 2.10. Remuneration and Expenses. Each Director shall be remunerated for his services as a Director at such rate as the Board may from time to time determine. In addition, each Director shall be paid such sums in respect of the out-of-pocket expenses incurred by him in attending meetings of the Board, meetings of any committee of the Board of which he is a member, or meetings of shareholders, or otherwise incurred by him in connection with the performance of his duties as a Director, as the Board may from time to time determine. Nothing herein contained shall preclude any Director from receiving remuneration for serving the Corporation as an Officer or employee or in any other capacity.

SECTION 2.11. Indemnity. Without limit to the right of the Corporation to indemnify any person to the full extent permitted by law, the Corporation shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer, or director or officer of such body corporate, if

         (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

                                                                          Page 4
                                     PART 3
                                  SHAREHOLDERS



SECTION 3.01. Annual and Special Meetings. The Board shall call an annual meeting of shareholders not later than 15 months after the holding of the last preceding annual meeting and may at any time call a special meeting of shareholders.

SECTION 3.02. Place of Meetings. Each meeting of shareholders shall be held at such place within or outside Ontario as the Board determines.

SECTION 3.03. Notice of Meetings. Notice of each meeting of shareholders shall be sent not less than 10 days nor more than 50 days before the meeting to each shareholder entitled to vote at the meeting, to each Director, to the auditor of the Corporation and to any other persons who, although not entitled to vote at the meeting, are entitled or required under any provision of the Act, the Articles or any by-law of the Corporation to attend the meeting. The accidental failure to give notice of a meeting of shareholders to any person entitled to notice thereof or any error in such notice not affecting the substance thereof shall not invalidate any action taken at the meeting.

SECTION 3.04. Persons Entitled to be Present. The only persons entitled to attend a meeting of shareholders shall be those persons entitled to vote thereat, the Directors, Officers and auditor of the Corporation and any other persons who, although not entitled to vote at the meeting, are entitled or required under any provision of the Act, the Articles or any by-law of the Corporation to attend the meeting. Any other person may be admitted to the meeting only on the invitation of the chairman of the meeting or with the consent of the meeting.

SECTION 3.05. Quorum. At any meeting of shareholders, the holders of a majority of the shares entitled to vote at a meeting of shareholders whether present in person or represented by proxy, shall constitute a quorum for the transaction of business.

SECTION 3.06  Voting.

         (a) Voting at any meeting of shareholders shall be by a show of hands except where, either before or after a vote by show of hands, a ballot is required by the chairman of the meeting or is demanded by any person present and entitled to vote at the meeting. On a show of hands, each person present at the meeting and entitled to vote thereat shall, subject to the Act, have one vote. On a ballot, each person present at the meeting and entitled to vote thereat shall, subject to the Act and the Articles, have one vote for each share in respect of which such person is entitled to vote. A ballot so required or demanded shall be taken in such manner as the chairman of the meeting directs.

         (b) Unless otherwise required by the Act or the Articles, every question at a meeting of shareholders shall be decided by a majority of the votes cast on the question. In the event of an equality of votes on any question at a meeting of shareholders either upon a show of hands or upon a ballot, the chairman of the meeting shall be entitled to a second or casting vote.

         (c) Subject to the Act and the Articles, where, after the date on which a list of shareholders entitled to receive notice of a meeting is prepared in accordance with the Act, a shareholder named in such list transfers any of his shares, the transferee of such shares shall be entitled to vote such shares at the meeting if, at any time before the meeting, the transferee

              (i)    produces  properly  endorsed  share  certificates,  or

              (ii)   otherwise establishes that he owns such shares.

SECTION 3.07. Representatives. Upon filing proof of his appointment reasonably sufficient to the chairman of a meeting of shareholders,

         (a)  a person who holds shares as a personal representative,

         (b) an individual who has been duly authorized to represent at the meeting a shareholder which is a body corporate or an association, or

         (c)  a   proxyholder   or   alternate   proxyholder   of   a   personal
              representative, body corporate or association,

shall be entitled to vote at the meeting in respect of the shares in respect of which such person has been appointed.

SECTION 3.08. Joint Shareholders. Where two or more persons are registered jointly as the holders of shares of the Corporation,

         (a) any notice, cheque or other document directed to such persons shall be sent to them at their address as recorded in the Corporation's share register or, if there be more than one address recorded for them in that register, at the first such address;

         (b) any one of such persons may give a receipt on behalf of them for a share certificate that is issued in respect of their shares, or for any dividend that is paid in respect of their shares, or for any warrant or other evidence of a right to subscribe for securities of the Corporation that is issued in respect of their shares, or for any evidence of the rights in respect of any conversion, exchange or other change in the share capital of the Corporation that is issued in respect of their shares; and

         (c) any one of such persons present in person or represented by proxy at a meeting of shareholders and entitled to vote thereat may, in the absence of the other or others, vote their shares as if he were solely entitled thereto, but, if more than one of such persons is so present or represented, they shall vote as one the shares jointly held by them.

For the purposes of this section, several personal representatives of a shareholder in whose names shares of the Corporation are registered shall be deemed to hold such shares jointly.

SECTION 3.09. Presiding Officer. The Chairman of the Board or, a Director designated by him, or failing such designation, a Director designated by the Board, shall preside at a meeting of shareholders. If neither the Chairman of the Board nor any Director is present within thirty minutes after the time appointed for the holding of a meeting of shareholders, the shareholders present shall choose a shareholder then present to be chairman of the meeting.

SECTION 3.10. Scrutineers. At any meeting of shareholders, the chairman of the meeting may appoint one or more persons, who may but need not be shareholders, to serve as scrutineers at the meeting.

SECTION 3.11. Dividends. A dividend payable to any shareholder

         (a) in cash may be paid by cheque payable to the order of the shareholder, or

         (b) in shares may be paid by a share certificate in the name of the shareholder,

and shall be mailed to such shareholder by prepaid ordinary or air mail in a sealed envelope addressed (unless he has directed otherwise) to him at his address as shown in the Corporation's share register. The mailing of such cheque or share certificate, as the case may be, unless in the case of a cheque it is not paid on due presentation, shall discharge the Corporation's liability for the dividend to the extent of the sum or number of shares represented thereby plus the amount of any tax which the Corporation has properly withheld. In the event of the non-receipt of any such dividend cheque or share certificate, the Corporation shall issue to the shareholder a replacement cheque or share certificate, as the case may be, for the same amount or number of shares on such reasonable terms as to indemnity and evidence of non-receipt as the Board, or any Officer or agent designated by the Board, may require.


                                     PART 4
                             EXECUTION OF DOCUMENTS

SECTION 4.01 The Board may from time to time determine the Officers or other persons by whom certificates, contracts or other documents of the Corporation shall be executed and the manner of execution thereof, including the use of printed or facsimile reproductions of any or all signatures and the use of a corporate seal or a printed or facsimile reproduction thereof.

                                     PART 5
                                    BORROWING

SECTION 5.01. The Board may from time to time, in such amounts and on such terms as it deems expedient, without authorization of the shareholders:

         (a)  borrow money upon the credit of the Corporation;

         (b)  issue,   reissue,   sell  or  pledge  debt   obligations   of  the
              Corporation;

         (c) except as limited by law, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and,

         (d) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.


        The foregoing resolution making By-law No. 1 of the Corporation is passed by all of the directors of the Corporation pursuant to the Business Corporations Act, 1982 (Ontario), the lst day of December, 1991.


/s/ Alojz Muzar                                     /s/ Henryk Kalisky
-----------------------------                      -----------------------------
Alojz Muzar                                                       Henryk Kalisky


        The foregoing resolution making By-law No. 1 of the Corporation is confirmed without variation by all of the shareholders of the Corporation pursuant to the Business Corporations Act, 1982 (Ontario), the lst day of December, 1991.


RIVERPLEX HOLDINGS INC.                                  RESHET HOLDINGS LIMITED

Per: /s/ Alojz Muzar                               Per: /s/ Henryk Kalisky
    -------------------------                          -------------------------
Alojz Muzar,                                                     Henryk Kalisky,
President                                                              President

BORROWING BY-LAW OF SIDUS SYSTEMS INC., FORMED BY THE AMALGAMATION OF SIDUS SYSTEMS INC., SIDUS HOLDINGS INC., RIVERPLEX HOLDINGS INC. AND RESHET HOLDINGS LIMITED ON NOVEMBER 26, 1993.

                                BORROWING BY-LAW

               A By-Law to Regulate Borrowing by the Corporation



                BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of Sidus Systems Inc. (herein referred to as the "Corporation") the special borrowing by-law attached as Schedule "A" hereto.



                The undersigned, being all the directors of Sidus Systems Inc. (herein referred to as the "Corporation"), pursuant to subsection 129(l) of the Business Corporations Act (Ontario), by their respective signatures, hereby makes the foregoing Borrowing By-Law as a by-law of the Corporation.

                DATED the 22nd day of July, 1992.

                                                   /s/ Henryk Kalisky
                                                   -----------------------------
                                                   Henryk Kalisky


                                                   /s/ Alojz A. Muzar
                                                   -----------------------------
                                                   Alojz A. Muzar


                The undersigned, being all the shareholders of Sidus Systems Inc. (herein referred to as the "Corporation"), entitled to vote thereon pursuant to subsection 104(l) of the Business Corporations Act (Ontario), by the signature of its proper officer, hereby confirms without amendment the foregoing Borrowing By-Law of the Corporation as made by the directors thereof.

                DATED the 22nd day of July, 1992.


                                                   SIDUS HOLDINGS INC.




                                            Per:/s/ Henryk Kalisky           c/s
                                                --------------------------------
                                                    Henryk Kalisky, President

                                  SCHEDULE "A"
                                  ------------



BANQUE DE BOSTON DU CANADA
BANK OF BOSTON CANADA

                            SPECIAL BORROWING BY-LAW





     SIDUS SYSTEMS INC. (A/K/A LES SYSTEMES SIDUS INC.)          (the "COMPANY")
-----------------------------------------------------------------

Amalgamated under  BUSINESS CORPORATIONS ACT, 1990 (ONTARIO)     (Name of Act)
                   ----------------------------------------------

BE IT AND IT IS HEREBY ENACTED as a By-law of the COMPANY as follows:



                           "SPECIAL BORROWING BY-LAW"



1.    That the Directors of the COMPANY may from time to time:

      (a) borrow money upon the credit of the COMPANY by obtaining loans or advances or by way of overdraft or instruments evidencing indebtedness or otherwise with interest thereupon;

      (b) issue, sell or pledge securities of the COMPANY including bonds, debentures, debenture stock, for such sums on such terms and at such prices as they may deem expedient;

      (c) assign, transfer, convey, hypothecate, mortgage, pledge, charge or give security in any manner upon all or any of the real or personal, moveable or immoveable property, rights, powers, choses in action, or other assets, present or future, of the COMPANY to secure any such securities or other securities of the COMPANY or any money borrowed or to be borrowed or any obligations or liabilities as aforesaid or otherwise of the COMPANY heretofore, now or hereafter made or incurred directly or indirectly or otherwise;

      (d) without in any way limiting the powers herein conferred upon the Directors, give security or promises to give security, agreements, documents and instruments in any manner or form under the Bank Act or otherwise to secure any money borrowed or to be borrowed or any obligations or liabilities as aforesaid or otherwise of the COMPANY heretofore, now or hereafter made or incurred directly or indirectly or otherwise;

      (e) without in any way limiting the powers herein conferred upon the Directors, hypothecate, mortgage, pledge, cede and transfer the moveable or immoveable property, undertakings and rights, present or future, of the COMPANY, to secure any of such bonds, mortgage bonds, debentures, debenture stock or other securities, or give part only of such guarantee for such purposes and constitute the hypothec, mortgage, pledge, cession and transfer above mentioned by Trust Deed in accordance with the Special Corporate Powers Act (R.S.Q. 1977, ch. p-16), or in any manner.

2. That any or all of the foregoing powers may from time to time be delegated by the Directors to any one or more of the directors or officers of the COMPANY.

3. That this By-law shall remain in force and be binding upon the COMPANY as regards any person acting on the faith thereof until such person has received written notification from the COMPANY that this By-law has been repealed or replaced.

4. The Customer expressly requires that this document and all documents accessory thereto be drawn up in English and the BANK, because of the Customer's requirement and by making such documents available to the Customer in the English language, expresses the same requirement.

      Le client requiert expressement que ce document et tous les documents qui s'y rapportent soient rediges en langue anglaise et la BANQUE, a cause de cette exigence du client, exprime la mime volonte en faisant en sorte que les documents en langue anglaise soient a la disposition du client.

      I hereby certify that the foregoing is a true and complete copy of "SPECIAL BORROWING BY-LAW" of the COMPANY duly enacted by the Directors of the COMPANY, that the said By-law was duly confirmed and sanctioned by the shareholders in the manner required by law and that the said By-law is now in full force and effect in accordance with the incorporating documents, By-laws and any Unanimous Shareholder's Agreement of the COMPANY.


      Dated this 22 day of July 1992.



                                                 /s/ Alojz Muzar
                                                --------------------------------
                                                 Alojz Muzar - Secretary





      (Corporate Seal)